Sub-Item 77Q1(a): Copies of Material Amendments to the Trusts Declaration of Trust or By-laws

Amendment No. 55 dated February 11, 2010 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(56) to Post-Effective Amendment No. 242 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on April 30, 2010 (Accession No. 0000950123-10-041932).

Amendment No. 56 dated May 20, 2010 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(57) to Post-Effective Amendment No. 249 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on June 30, 2010 (Accession No. 0000950123-10-062676).

Amendment No. 57 dated June 17, 2010 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(58) to Post-Effective Amendment No. 249 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on June 30, 2010 (Accession No. 0000950123-10-062676).

Sub-Item 77Q1(e): Copies of Any New or Amended Investment Advisory Contracts

Amended Annex A dated June 17, 2010 to the Management Agreement dated April
30, 1997 is incorporated herein by reference to Exhibit (d)(9) to Post-Effective Amendment No. 249 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on June 30, 2010
(Accession No. 0000950123-10-062676).